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                                                                   Exhibit 23.2
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                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements
No. 33-65288, No. 33-65230 and No. 333-4372 of Security First Corp. on Form S-8 of our report dated October 27, 1995, relating to the consolidated balance sheet of First Kent Financial Corporation as of September 30, 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year ended September 30, 1995 (which expresses an unqualified opinion and refers to the report of the predecessor auditor), incorporated by reference in the Annual Report on Form 10-K of Security First Corp. for the year ended March 31, 1997.

/s/ Crowe, Chizek and Company LLP
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Crowe, Chizek and Company LLP
Cleveland, Ohio

June 25, 1997